UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ViroPharma Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VIROPHARMA INCORPORATED

405 Eagleview Boulevard

Exton, Pennsylvania 19341

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2004

To Our Stockholders:

Our annual stockholders’ meeting will be held on Friday, May 21, 2004 at 10:00 a.m., local time, at The Desmond Great Valley Hotel, One Liberty Boulevard, Malvern, Pennsylvania for the following purposes:

1.	To elect two (2) directors to Class II of our board of directors. Each director elected by the stockholders will serve for a three-year term and until the election and qualification of his successor.

2.	To transact any other business that may properly arise at the meeting.

Any action may be taken on these matters at the annual meeting, or on the date to which the annual meeting may be adjourned. Our board of directors has chosen April 2, 2004 as the record date for determining the stockholders who will be entitled to receive notice of our annual meeting and to vote at that meeting. We will maintain a complete list of our stockholders entitled to vote at the annual meeting at our headquarters, located at 405 Eagleview Boulevard, Exton, Pennsylvania, for ten days before the annual meeting. If we have to adjourn the meeting, then we will take action on the items described above on the date to which the meeting is adjourned.

The proxy statement included with this notice discusses our proposal to be considered at the annual meeting. We also have included a copy of our annual report to stockholders for the year ended December 31, 2003 for your review.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible so that we can count your vote. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote.

By order of the board of directors,

Thomas F. Doyle

Vice President, General Counsel and Secretary

April 14, 2004

Exton, Pennsylvania

VIROPHARMA INCORPORATED

405 Eagleview Boulevard

Exton, Pennsylvania 19341

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2004

We are sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at our 2004 annual meeting of stockholders. The annual meeting will be held on May 21, 2004 at 10:00 a.m., local time, at The Desmond Great Valley Hotel, One Liberty Boulevard, Malvern, Pennsylvania. We began mailing this proxy statement and the proxy card on or about April 14, 2004. We have also included our annual report for the year ended December 31, 2003 for your review. The annual report is not part of this proxy statement.

ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Only our stockholders of record at the close of business on April 2, 2004 are entitled to receive notice of our annual meeting and to vote at the meeting. On April 2, 2004 we had 26,509,723 shares of our common stock outstanding. Each common stockholder that is entitled to vote will have the right to one vote for each share of common stock outstanding in such stockholder’s name on the record date.

Do I have to attend the meeting in order to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy from any location in the United States or Canada by following the “Vote by Telephone” instructions on the proxy card.

By Mail—You may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

Your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “for,” or to “withhold” your authority to vote your shares for, the nominees for the board of directors.

If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted by the management proxies set forth on the proxy card in the manner recommended by our board of directors in this proxy statement.

What if my shares are held in “street name?”

If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from you. For example, we believe that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. A failure by brokers to vote those shares will have no effect on the outcome of the election of directors, as the directors are to be elected by a plurality of the votes cast.

How many votes are required to conduct business at the annual meeting?

We need to receive votes from holders of a majority of the common stock outstanding and entitled to vote, either in person or by proxy, in order to have a quorum at the meeting. If a quorum is present, we will be able to conduct business at the meeting.

The nominees for director will be elected by a plurality of the votes cast at the annual meeting. You can cast your vote in favor of the nominees for director, or you can withhold your votes from these persons. If you withhold your authority, then your votes will be excluded from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our certificate of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote “against” the particular matter.

Can I change my vote after I return the proxy card?

Yes. You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by sending a written revocation or granting a new proxy bearing a later date (which automatically revokes the earlier proxy) before the annual meeting to Thomas F. Doyle, our corporate secretary, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

How can I get additional information about the company?

We will be happy to provide you (without charge) with a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2003 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Please address your requests for such documents to Thomas F. Doyle, Vice President, General Counsel and Secretary of ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, Pennsylvania 19341, telephone number (610) 458-7300.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 2, 2004, except as otherwise indicated in the relevant footnote, by (1) each person or group that we know beneficially owns more than 5% of our common stock, (2) each of our directors and director nominees, (3) our Chief Executive Officer, and our four most highly compensated executive officers other than our Chief Executive Officer for the fiscal year ended December 31, 2003, collectively referred to in this proxy statement as the “named executive officers,” and (4) all current executive officers and directors as a group. Unless otherwise indicated, the address of each person identified below is c/o ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, Pennsylvania 19341.

The percentages of beneficial ownership shown below are based on 26,509,723 shares of Common Stock outstanding as of April 2, 2004, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of common stock which a person has the right to acquire upon the exercise of stock options and warrants within 60 days of the date of this table are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Aventis Pharmaceuticals Inc. (1)	2,616,000	9.9
Directors and Executive Officers
Michel de Rosen (2)	623,150	2.3
Marc S. Collett (3)	402,579	1.5
Mark A. McKinlay (4)	308,380	1.2
Thomas F. Doyle (5)	181,681	*
Vincent J. Milano (6)	173,942	*
Frank Baldino, Jr. (7)	105,667	*
Robert J. Glaser (8)	68,860	*
Paul A. Brooke (9)	30,000	*
William D. Claypool	0	*
Michael R. Dougherty	0	*
All directors and executive officers as a group (11 persons)(10)	1,894,259	6.9%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)	As reflected in a Form 4 dated January 16, 2004 filed on behalf of Aventis Pharmaceuticals Inc., a Delaware corporation (300 Somerset Corporate Boulevard, Bridgewater, New Jersey 08807) (“API”), as well as on behalf of Aventis Holdings Inc., a Delaware corporation (3711 Kenneth Pike, Suite 200 Greenville, Delaware 19801) (“AHI”) which owns 100% of the equity of API, and Aventis Inc., a Pennsylvania corporation (300 Somerset Corporate Boulevard, Bridgewater, New Jersey 08807) (“AI”), which owns 100% of the equity of AHI. API, AHI and AI are indirect subsidiaries of Aventis S.A., a French corporation headquartered in Strasbourg, France.
(2)	Includes 12,500 unvested shares of common stock issued to Mr. de Rosen in August 2000, and 323,000 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(3)	Based on a Directors’ and Officers’ Questionnaire dated January 28, 2004 delivered to us by Dr. Collett. Includes 1,000 shares of common stock held by Dr. Collett as custodian for a minor child, and 187,840 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table. Dr. Collett left ViroPharma in February 2004.

(4)	Includes 154,180 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(5)	Includes 172,400 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(6)	Includes 138,244 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(7)	Includes 56,667 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(8)	Includes 50,000 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(9)	Represents shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table
(10)	Includes 1,112,331 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Our board of directors currently consists of 6 directors. The board consists of three classes of directors, with each director serving a three-year term. Each year, one class of directors is subject to stockholder vote. At the annual meeting, stockholders will vote on the election of two class II directors. Each class II director elected at the annual meeting will serve until the 2007 annual meeting of stockholders and until such director’s successor has been elected and qualified, except if the director resigns, is removed or dies before such time.

Class II members are Michel de Rosen and William D. Claypool, M.D. Mr. de Rosen and Dr. Claypool are the director nominees for election to the board of directors at the annual meeting. Class I members presently are Paul A. Brooke, Robert J. Glaser and Michael R. Dougherty, and the Class III member is Frank Baldino, Jr., Ph.D.

The affirmative vote of a plurality of shares of the common stock present or represented by proxy at the annual meeting and entitled to vote is required for the election of Mr. de Rosen and Dr. Claypool as directors. If any nominee should become unable to accept nomination or election, a circumstance which we do not expect, the proxy agents intend to vote for any alternate nominees designated by the board of directors or, in the discretion of the board, the positions may be left vacant.

Described below is certain information regarding each director, including the nominees. Each of the members of the board of directors is independent as defined by the Nasdaq corporate governance listing standards other than Mr. de Rosen who is our Chief Executive Officer. Each of the Class II nominees was nominated by the vote of the entire board of directors.

Class II—Nominees with Terms Continuing until 2007

Michel de Rosen. Mr. de Rosen has served as our chairman of the board of directors since September 2002, President and Chief Executive Officer since August 2000, and as a director since May 2000. From 1993 to 1999, Mr. de Rosen held several key positions in Rhone-Poulenc Pharma and Rhone-Poulenc Rorer (now Aventis), including Chairman and Chief Executive Officer from May 1995 until December 1999. Mr. de Rosen began his career at the French Ministry of Finance and subsequently served in several leading government positions. Mr. de Rosen also served in various executive roles in industry prior to 1993. Mr. de Rosen also is a director of ABB Ltd. Mr. de Rosen is 53 years of age.

William D. Claypool, M.D. Dr. Claypool has served as one of our directors since December 2003. Dr. Claypool serves as Chief Executive Officer and Chairman of the Board of Phoenix Data Systems, Inc. From January 2001 to June 2001, he served as President and CEO of The GI Company. From 1991 to 2001 Dr. Claypool held a number of management positions with SmithKline Beecham Pharmaceuticals, serving from November 1998 to December 2000 as Senior Vice President and Director of Worldwide Clinical Development and Medical Affairs. Dr. Claypool received his medical degree from the University of Connecticut School of Medicine. Dr. Claypool is 53 years of age.

Class I—Directors for Terms Continuing until 2006

Paul A. Brooke. Mr. Brooke has served as one of our directors since February 2001. Mr. Brooke currently is a managing member of PMSV Holdings LLC, a partner of MPM Bioventures and an advisory director of Morgan Stanley & Co. He was a managing director at Tiger Management LLC from April 1999 to May 2000. Mr. Brooke was a managing director at Morgan Stanley Dean Witter and was global head of healthcare research and strategy from March 1983 to April 1999. Mr. Brooke also is a director of WebMD.com and Incyte Corporation. Mr. Brooke is 58 years of age.

Robert J. Glaser. Mr. Glaser has served as one of our directors since August 1997. Mr. Glaser is Executive Vice President of Sales and Marketing of Ancillary Care Management, a healthcare management company. During 2003, Mr. Glaser was Senior Vice President, Caliber Associates. From 2001 to 2002, Mr. Glaser was a consultant to the biotechnology and pharmaceutical industries. From 1998-2001, Mr. Glaser was President of the McKesson HBOC Pharmaceutical Services division of McKesson HBOC. He was President and Chief Operating Officer of Ostex International from 1996-1997. Mr. Glaser was Senior Vice President of Marketing for Merck U.S. Human Health from 1994-1996, Vice President of Marketing from 1993-1994 and Vice President of Merck’s Vaccine Division from 1991-1993. Mr. Glaser is 52 years of age.

Michael R. Dougherty. Mr. Dougherty has served as one of our directors since January 2004. Mr. Dougherty is Senior Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Adolor Corporation, a biopharmaceutical company committed to the development of novel analgesics and other related therapeutics. Mr. Dougherty joined Adolor in November 2002 as its Senior Vice President of Commercial Operations. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately held functional genomics company. From March 1995 to November 2000, he served in a variety of senior positions at Magainin Pharmaceuticals, Inc. (now known as Genaera Corporation), including, from August 1998 to November 2000, President and Chief Executive Officer. Mr. Dougherty is 46 years of age.

Class III—Directors with Terms Continuing until 2005

Frank Baldino, Jr., Ph.D. Dr. Baldino has served as one of our directors since June 1995. Since 1987, he has served as President, Chief Executive Officer and director of Cephalon, Inc., an integrated specialty biopharmaceutical company committed to the discovery, development and marketing of products to treat neurological disorders and cancer. Dr. Baldino is also a director of Pharmacopeia, Inc. Dr. Baldino is 50 years of age.

Committees and Meetings of the Board

The board of directors has a compensation committee and an audit committee. During 2003, the board of directors held 8 meetings, the compensation committee held 2 meetings, and the audit committee held 5 meetings. All directors attended at least 75% of the combined number of full board meetings and meetings of board committees to which he was assigned. We request all members of the board of directors to be in attendance at the annual meeting of stockholders. Six out of the seven members of our board of directors were in attendance at the 2003 annual meeting of stockholders. If you would like to communicate with our board of directors, please send a letter to the following address: ViroPharma Incorporated, Attention: Board of Directors c/o General Counsel and Secretary, ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, Pennsylvania 19341. The Company’s General Counsel will review each such communication and forward a copy to each member of the Board of Directors.

The Compensation Committee’s responsibilities include: (i) overseeing our incentive compensation plans and equity-based plans, and (ii) annually reviewing and approving the salary of our Chief Executive Officer and other executive officers. The current members of the compensation committee are Mr. Glaser (chairman) and Dr. Claypool.

The audit committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. A copy of the audit committee charter is attached to this proxy statement as Annex A. The current members of the audit committee are Mr. Dougherty (chairman), Dr. Baldino and Mr. Brooke, each of whom meet the definition of an “independent” director as set forth in the Nasdaq corporate governance listing standards and the rules of the Securities and Exchange Commission. The board of directors has determined that Mr. Dougherty is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

Director Nominations

The board of directors seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education and experience. The board particularly emphasizes significant experience in the pharmaceutical and biotechnology industries. The entire board of directors currently serves as our nominating committee, however, the board of directors intends to establish a standing nominating committee in the coming months. The nominating committee charter will be posted on our website at www.viropharma.com upon adoption.

As part of the process of selecting board candidates, the board reviews the appropriate skills and characteristics required of board members. The board does not generally rely upon third-party search firms to identify board candidates. Instead, it relies on recommendations from a wide variety of its business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The board of directors evaluates the above criteria as well as the current composition of the board of directors and the need for audit committee expertise. The board of directors then nominates the candidates which it believes best suit the needs of the company.

The board of directors will consider stockholder recommendations for directors sent to the General Counsel and Secretary, ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, Pennsylvania 19341. Stockholder recommendations for directors should include (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of ViroPharma, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and (v) the consent of the recommended nominee to serve as a director of ViroPharma if so elected. Stockholders’ nominees that comply with these procedures will receive the same consideration that other nominees receive.

Compensation of Directors

Directors that are non-executive officers of ViroPharma, and directors that are not affiliated with a person or entity that has been granted a contractual right to appoint a director to the board of directors, receive a cash retainer of $7,500 annually. These directors shall receive $1,500 for each board meeting, and $1,000 ($1,500 for committee chairs) for each committee meeting, that they attend, plus travel expenses.

Directors that are non-executive officers of ViroPharma, and directors that are not affiliated with a person or entity that has been granted a contractual right to appoint a director to the board of directors, receive an option grant of 20,000 shares, vesting in equal increments over 3 years, upon his or her initial election to the Board. These directors also shall receive option grants once each year to purchase 10,000 shares of our common stock. Dr. Claypool received 20,000 share option grants in December 2003 upon his election to the Board. Mr. Dougherty received 20,000 share option grants in January 2004 upon his election to the Board. Each director other than Mr. de Rosen received option grants in February 2003 to purchase 10,000 shares of our common stock.

Annual grants to these directors shall not be exercisable if the director attends less than 75% of the combined number of Board meetings and meetings of Committees of which he or she is a member that are held during the year of grant. Otherwise, the annual grant shall vest and be exercisable for the number of shares that is equal to 10,000 shares times the percentage of the combined number of Board and Committee meetings of which he or she is a member that the director actually attended in the year of grant. For purposes of vesting, a director shall be deemed to have attended any meeting that he or she is recused from attending in order to avoid a potential conflict of interest.

Each of our directors and officers are parties to indemnification agreements with us. Under these agreements, they will be indemnified against liabilities and expenses incurred in connection with their services to us to the fullest extent permitted by Delaware law. Their indemnification rights are subject to each director and officer meeting the applicable standard of care and to a determination to indemnify by a majority of disinterested directors or by independent counsel.

Code of Ethics

We adopted a Code of Ethics (the “Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. Our Code of Ethics is intended to comply with the Regulations of the Securities and Exchange Commission and the rules of the Nasdaq stock market. The Code of Ethics is filed as an exhibit to our annual report for the year ended December 31, 2003 on Form 10-K.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee is or has been an employee of the company or has any relationship to the company that is required to be disclosed pursuant to regulations of the Securities and Exchange Commission. Furthermore, none of the company’s executive officers serves on the board of directors of any company of which a Compensation Committee member is an employee.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR CLASS II DIRECTORS AS DESCRIBED IN PROPOSAL NO. 1.

EXECUTIVE COMPENSATION

The following table provides information on compensation paid or earned during the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 to the named executive officers.

Summary Compensation Table

	Year	Annual Compensation			Long-term Compensation
Name and Position		Salary ($)	Bonus (1)($)	Other Annual Compensation (2)	Restricted Stock Awards ($)	Securities Underlying Options	All Other Compensation ($)
Michel de Rosen	2003	333,000	—	—	—	45,000	88,743	(3)
Chief Executive Officer	2002	416,000	—	—	—	120,000	88,743	(3)
and President	2001	400,000	185,000	—	—	36,000	88,743	(3)
Mark McKinlay(4)	2003	257,000	35,980	—	—	30,000	3,000	(5)
Vice President, Research	2002	257,000	—	—	—	90,000	3,000	(5)
& Development	2001	243,036	126,456	—	—	18,000	2,620	(5)
Marc S. Collett(6)	2003	222,000	39,960	—	—	30,000	3,000	(5)
Vice President, Discovery	2002	222,000	—	—	—	90,000	2,817	(5)
Research	2001	212,900	81,948	—	—	18,000	2,620	(5)
Vincent J. Milano	2003	205,000	36,900	—	—	30,000	3,000	(5)
Vice President, Chief	2002	205,000	—	—	—	90,000	2,750	(5)
Financial Officer and	2001	195,000	94,250	—	—	18,000	2,620	(5)
Treasurer
Thomas F. Doyle	2003	200,000	44,000	—	—	30,000	3,000	(5)
Vice President, General	2002	200,000	—	—	—	130,000	2,750	(5)
Counsel and Secretary	2001	190,000	93,500	—	—	18,000	2,620	(5)

(1)	Year-end performance-based bonuses to the management team are subject to the review and approval of the Compensation Committee. The Compensation Committee generally meets on this topic in the fiscal year following the completion of the relevant performance period, and in our proxy statements prior to 2002 we reflected such compensation in such following fiscal year. We currently report the timing of such performance-based compensation in the fiscal year for which the relevant performance is completed. As a result, to the extent applicable to the named executive officer, the amounts shown above include payments actually received in the year after the period for which the compensation is reported.
(2)	Excludes perquisites and other personal benefits, securities or property which are, in the aggregate, less than 10% of the total annual salary and bonus.
(3)	Represents the amount of debt that was forgiven by the company under the outstanding promissory note between the company and Mr. de Rosen.
(4)	Dr. McKinlay will leave ViroPharma in April 2004.
(5)	Represents contributions made by us on behalf of such person to our 401(k) plan.
(6)	Dr. Collett left ViroPharma in February 2004.

Stock Option Grants

The following table summarizes stock options granted to the named executive officers during the fiscal year ended December 31, 2003. The options vest in four annual installments commencing on the first anniversary of the date of grant. The percentage of total options granted is based on an aggregate of 807,000 options granted in 2003 including options granted to our named executive officers.

The potential realizable value of each grant, as set forth in the table below, is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10% over the ten-year term of the option. The results of these calculations are based on rates set forth by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the price of our common stock.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term
	Number of Securities Underlying Options Granted	Percentage of Total Option Granted During Year	Exercise Price ($/share)	Expiration Date
Name					5%	10%
Michel de Rosen	45,000	5.6%	2.09	7/22/13	$59,148	$149,890
Mark A. McKinlay	30,000	3.7%	2.09	7/22/13	$39,432	$99,928
Marc S. Collett	30,000	3.7%	2.09	7/22/13	$39,432	$99,928
Vincent J. Milano	30,000	3.7%	2.09	7/22/13	$39,432	$99,928
Thomas F. Doyle	30,000	3.7%	2.09	7/22/13	$39,432	$99,928

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows options exercised by our named executive officers in 2003 and the value of shares of our common stock issued upon exercise of such options. The table also shows 2003 year-end amounts and value of shares of our common stock underlying outstanding options for our named executive officers.

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In- The-Money Options at December 31, 2003(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michel de Rosen	—	—	303,000	198,000	$53,400	$84,000
Mark A. McKinlay	—	—	138,930	91,750	$59,000	$73,800
Marc S. Collett	—	—	172,590	91,750	$154,502	$73,800
Vincent J. Milano	—	—	122,994	91,750	$54,159	$73,800
Thomas F. Doyle	—	—	157,150	111,750	$89,000	$109,400

(1)	Reflects the difference between the aggregate fair market value of the shares of common stock issued upon exercise of the options on the date of exercise and the aggregate exercise price.
(2)	Based on the difference between the closing price per share of $2.77 on December 31, 2003, and the exercise price of the option.

Change of Control Agreements, Severance Agreements and Severance Plan

In February 2003, we entered into agreements with a number of employees, including each of the named executive officers and the other members of our management team other than Mr. de Rosen. If an employee that is a party to one of these arrangements is terminated or resigns for good reason within twelve months after a change of control, then the employee will receive severance payments equal to his or her monthly base salary over a period that varies from 9 to 18 months. Under these arrangements, each of Mr. Milano and Mr. Doyle will receive severance payments over an 18-month period. We will pay the premiums that would otherwise be paid by the employee if the employee elected to receive continuation coverage under COBRA for a period that matches the employee’s severance period. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee’s employment with us.

In July 2002, we adopted the ViroPharma Incorporated Severance Pay Plan, which is intended to provide separation benefits to certain employees of our company in the event that they are separated from employment involuntarily. The Severance Plan is administered by the compensation committee of our board of directors. In general, any person who is regularly employed by our company for thirty or more hours per week are eligible for salary continuation and COBRA continuation coverage in an amount that is determined by the Administrator, in its sole discretion, prior to an employee’s separation from employment. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee’s employment with us. Under our company Severance Plan, the administrator has determined that Dr. Collett was eligible to receive, and Dr. McKinlay will be eligible to receive, eighteen months pay and COBRA coverage upon leaving ViroPharma.

In August 2000, we entered into a severance agreement with Dr. Claude Nash, a former member of our board of directors. We amended and restated that agreement in October 2001, as of September 1, 2002 and as of September 1, 2003. Under the amended and restated agreement, Dr. Nash will continue as an employee of the company until August 2004. Provided that Dr. Nash agrees to release us from any obligations we may have incurred in connection with his employment with us, upon termination of his employment with us we will provide to Dr. Nash health care, life insurance and disability insurance benefits (certain of which continue until Dr. Nash reaches age 65).

In August 2000, we entered into a severance agreement with Mr. de Rosen, our President and Chief Executive Officer. Provided that Mr. de Rosen agrees to release us from any obligations we may have incurred in connection with his employment with us, we will pay Mr. de Rosen, under various circumstances, certain amounts upon his termination of employment with us. Depending on his length of service with us at the time of termination, Mr. de Rosen will receive from us up to two years salary and benefits, as well any bonus amount which has been awarded to him but not yet paid, and a pro rata portion of the aggregate value of all contingent bonus awards to which Mr. de Rosen might otherwise have been entitled, if any.

Promissory Note

In September 2000, Mr. de Rosen signed a promissory note in favor of us in the principal amount of $354,974 bearing an interest rate of 6.05% of which $88,744 in principal amount (plus accrued interest) is still outstanding. The principal amount of the note represents taxes paid by the company on Mr. de Rosen’s behalf when he made an 83(b) election with the Internal Revenue Service after we issued 50,000 shares of common stock to Mr. de Rosen when he commenced his employment with us. 25% of the principal amount of the note is forgiven on each anniversary of the date of the note, provided that Mr. de Rosen is then still employed by us. In September 2003, we forgave $88,744 of the principal amount of this promissory note. In the event of a change of control of the company, any remaining balance due under the note is forgiven. If Mr. de Rosen resigns from the company, any remaining balance due under the note is due and payable by him. If Mr. de Rosen is terminated by us, any remaining balance due under the note is payable to us in monthly installments beginning on the date of termination and extending over a period of between 18 months and 72 months, depending upon when the termination of his employment occurs.

Confidentiality and Inventions Agreements

We have entered into confidentiality and inventions agreements with each of our employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to us or related to our business or which were made or conceived with the use of our time, material, facilities or trade secret information, belong exclusively to us, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of us and noncompetition provisions in favor of us during employment.

Certain Transactions

We have sold assets and services to other companies, including in some instances, other companies for whom members of our Board serve as executive officers or directors. In 2003 and 2004 through the date of this report, none of the transactions between ViroPharma and other companies for whom members of our Board serve as executive officers or directors was individually reportable. In 2004, we expect to transfer at no cost certain chemicals and cabinets previously used by us in our discovery research efforts to Adolor Corporation. Michael

Dougherty, a member of our board of directors and chairman of our audit committee, is an executive officer of Adolor Corporation. We estimate the fair market value of these chemicals and cabinets to be approximately $50,000. If we were to dispose of the chemicals, we estimate that the cost would be between approximately $80,000 and $120,000. Adolor Corporation will pay all costs of transporting these materials to their facility. Our audit committee authorized us to transfer these chemicals and cabinets to Adolor Corporation.

The following report of the compensation committee and the performance graph on page 15 will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE

COMPENSATION COMMITTEE

The compensation committee of the board of directors is comprised of two non-employee directors. The compensation committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses, if any, non-executive officer compensation matters generally and stock ownership programs. The compensation committee annually evaluates the performance, and determines or recommends to the full board the compensation, of the Chief Executive Officer, or CEO, and our other executive officers based upon a mix of the achievement of corporate goals, individual performance relative to his or her individual goals, and comparisons with other similarly sized pharmaceutical and biotechnology companies. The compensation committee also approves salary administration guidelines for non-executive employees.

The goals of the compensation committee with respect to executive officers, including the CEO, are to provide compensation designed to attract, motivate and retain executives of outstanding ability and potential and to align the interests of executive officers with the interests of our stockholders. We seek to provide incentives for superior individual performance by paying competitive compensation, and to base a significant portion of compensation upon our performance. To meet these goals, the compensation committee has adopted a mix among the compensation elements of salary, bonus and stock option grants with exercise prices set at the fair market value at the time of grant.

Many traditional measures of corporate performance for mature pharmaceutical companies or companies in other industries, such as earnings per share or sales growth, are not useful in the evaluation of pharmaceutical companies in our stage of development. Accordingly, the compensation committee evaluates other indications of performance, such as our progress in achieving milestones in the development of our drug candidates, in obtaining rights to drug candidates and in raising the capital needed for our operations as the basis in making executive compensation decisions.

The compensation committee also considers salary and other compensation data from an analysis of certain comparable companies, and from a relevant industry survey(s), for similar executive positions. We have a bonus system covering each of our employees, including the named executive officers and the other members of our management team. Each employee is assigned a target payout, expressed as a percentage of his or her base salary for the year, that varies by the employee’s role in the company. Depending on the performance of the company, the employee’s operational group and the individual employee, he or she could have received up to twice the target payout under the plan that was in effect during 2003.

In 2003, the plan consisted of three factors: Company, Operational, and Individual. Each of these factors is itself separately weighted. For the named executive officers and other members of the company’s management team, the Company factor receives the highest weighting (80%) in order to ensure that the bonus system for the company’s management team is closely tied to the company’s performance. The total of all weighted factors will total 100%.

The Company factor represents the degree to which we achieved our overall corporate goals in a given year. A separate Operational factor is determined for each of our discrete operating groups and represents the degree to which the operating group achieved its goals in a given year. Each employee also is given an Individual factor by his or her supervisor to reflect the employee’s performance against his or her goals for the year.

Generally, for any bonus funds to be made available, we must achieve 75% or more of our company goals for the year, and the individual employee must also achieve at least 75% of his or her individual goals for the year. Each factor can be assigned a value of up to 125% for maximum performance.

An employee’s target payout percentage is multiplied by the sum of the Company factor, the employee’s Operational factor and the employee’s Individual factor. The result of that calculation is then multiplied by the employee’s target bonus percentage to determine the actual bonus paid.

Bonuses, if any, are paid during the first quarter of the year immediately following the year of measurement.

In awarding stock options, the compensation committee considers individual performance, overall contribution to the company, employee retention and the total number of stock options to be awarded. Generally, the compensation committee makes grants twice each year. Options were awarded to non-management team employees in February 2003, and to all employees (including the management team) in July 2003.

In January and February 2004, the Committee considered matters related to our January 2004 restructuring and 2004 compensation. The committee approved short term incentive compensation for certain members of our management team who were asked to remain with us for a short period after our restructuring was announced in order to coordinate transitional activities. Regarding 2004 compensation, Mr. de Rosen, the company’s CEO, recommended to the compensation committee that he should not receive a bonus for 2003 or a salary increase for 2004. The compensation committee adopted this recommendation. The full board ratified the compensation committee’s 2004 salary determination for Mr. de Rosen. The compensation committee approved a bonus for 2003 for each employee other than Mr. de Rosen, and 2004 salary increases and stock option grants. In February 2004, the compensation committee awarded Mr. de Rosen options to purchase 200,000 shares of our common stock. The option grant to Mr. de Rosen vests in equal increments over a four-year period.

The compensation committee also approved certain amendments to our bonus plan in order to more closely align our bonus plan with our organization following our January 2004 restructuring. These amendments included the elimination of the Operational factor from the calculation of the bonus, and ensuring that, for 2004 and 2005, fifty percent of an employee’s target bonus, including members of our management team, would be paid if he or she remains an employee of the company at the time that bonus payment are calculated for each of those years. The balance of each employee’s bonus will be tied to the performance of the company and the individual in each of those years. Mr. de Rosen recommended to the compensation committee that no portion of his target bonus in 2004 or 2005 should be based on his continued employment, and that all of his potential bonus in those years should be tied directly to the company’s performance. The compensation committee adopted this recommendation.

Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the other named executive officers, excluding, among other things, certain performance-based compensation. Through December 31, 2003, this provision has not affected our tax deductions, and the compensation committee believes that, at the present time, it is unlikely, although possible, that the compensation paid to any of our employees in a taxable year which is subject to the deduction limit will exceed $1,000,000. The compensation committee intends to continue to evaluate the effects of the statute and any applicable regulations in the future to ensure that the application of the statute and these regulations are consistent with our best interests.

MEMBERS OF THE COMPENSATION COMMITTEE

Robert J. Glaser (Committee Chairman)

William Claypool, M.D.

February 23, 2004

The following report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE

AUDIT COMMITTEE

The audit committee of the board of directors is comprised of three non-employee directors. The role of the audit committee is to assist the board of directors in its oversight of the company’s financial reporting process. The board of directors, in its business judgment, has determined that all members of the committee are “independent” as required by applicable listing standards of the Nasdaq National Market. The committee operates pursuant to a charter, which is included as Annex A, that was amended by the board of directors on February 20, 2004. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company’s consolidated financial statements, the company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the company’s consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The audit committee assists the board of directors in monitoring (a) the integrity of the company’s financial statements in compliance with Securities and Exchange Commission and other regulatory requirements; (b) the annual independent audit of the company’s financial statements; and (c) the independent auditor’s independence and qualifications. The audit committee also works to provide effective communication between the Board and the company’s independent public accountants and to support management’s efforts to enhance the quality of the company’s internal control structure.

The company’s independent public accountants are accountable to the audit committee, and the audit committee has ultimate authority to select, evaluate and replace the company’s independent public accountants. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting, if any) for the purpose of preparing or issuing an audit report or related work. The independent auditor reports directly to the audit committee.

In the performance of its oversight function, the committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited consolidated financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2003 be filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Michael Dougherty (Committee Chairman)

Dr. Frank Baldino, Jr.

Paul A. Brooke

March 17, 2004

PERFORMANCE GRAPH

The following line graph compares the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total stockholder return of the Nasdaq National Market-US and the Nasdaq Pharmaceutical Index. Dividend reinvestment has been assumed. The graph commences as of November 19, 1996, the date our common stock first started trading on the Nasdaq National Market.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

KPMG LLP has served as our independent certified public accountants since 1995. KPMG LLP has been selected to continue as our independent certified public accountants for the current year. A representative of that firm is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

During the fiscal years ended December 31, 2003 and 2002, fees in connection with services rendered by KPMG LLP, the Company’s independent auditors were as set forth below:

	Fiscal 2002	Fiscal 2003
Audit Fees	$118,500	$173,000
Audit-Related Fees	8,900	84,080
Tax Fees	88,700	33,800
All Other Fees	—	—

TOTAL	$216,100	$290,880

Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of company documents filed with the SEC.

Audit-related fees consisted of fees for assurance and related services, including primarily employee benefit plan audits and due diligence related to proposed acquisitions.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

We made no other payments to KPMG LLP during 2003 which constituted other fees.

Policy for Pre-Approval of Audit and Non-Audit Services

The audit committee’s policy is to pre-approve all audit services and all non-audit services that the company’s independent auditor is permitted to perform for the company under applicable federal securities regulations. As permitted by the applicable regulations, the committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain engagements up to predetermined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

All engagements of the independent auditor to perform any audit services and non-audit services have been pre-approved by the committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

The audit committee may delegate pre-approval authority to the chairman of the audit committee. The chairman of the audit committee must report any decisions to the audit committee at the next scheduled meeting.

STOCKHOLDER PROPOSALS—FOR THE 2005 ANNUAL MEETING

We intend to mail next year’s proxy statement to our stockholders on or about April 1, 2005. Applicable law requires any stockholder proposal intended to be presented at our 2005 annual meeting of stockholders to be received by us at our office in Exton, Pennsylvania on or before December 15, 2004 in order to be considered for inclusion in our proxy statement and form of proxy for that annual meeting. Securities and Exchange Commission rules provide that if a proponent of a proposal fails to notify us at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2005 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by February 28, 2005, the management proxies will be allowed to use their discretionary authority.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, certain of our officers and persons who own more than 10% of our common stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such common stock. These directors, officers and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our directors, officers and greater than 10% stockholders complied with all fiscal year 2003 Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the annual meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as they deem appropriate.

The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

Thomas F. Doyle

Vice President, General Counsel and Secretary

April 14, 2004

ANNEX A

VIROPHARMA INCORPORATED

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) of ViroPharma Incorporated (the “Company”) shall assist the Board of Directors (the “Board”) in monitoring (i) the integrity of the Company’s financial statements in compliance with Securities and Exchange Commission (the “SEC”) and other regulatory requirements; (ii) the annual independent audit of the Company’s financial statements; and (iii) the independent auditors’ independence and qualifications. The Committee shall also work to provide (i) effective communication between the Board and the Company’s independent public accountants and (ii) support for management’s efforts to enhance the quality of the Company’s internal control structure.

The Committee does not plan or conduct audits, nor does it determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These functions are the responsibility of Company management and the independent auditor.

Composition and Term

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of (i) the independence and experience requirements of the Nasdaq Stock Market as set forth in Rule 4200(a)(15) and Rule 4460(d) of the NASD Manual as modified or supplemented from time to time and (ii) meet the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. Accordingly, all of the members of the Committee will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

2.	Are not affiliates of the Company;

3.	Do not receive any payments from the Company other than in the capacity as director;

4.	Who are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement; and

5.	Have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

The members of the Committee shall be appointed by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee Membership.

Relationship with Independent Accountants

The Company’s independent public accountants shall be accountable to the Committee, and the Committee shall have ultimate authority to select, evaluate and replace the Company’s independent public accountants. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

Meetings

The Committee shall meet, in person or by teleconference, at such times and from time to time as it deems to be appropriate, but not less than four times a year. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting. Minutes of each meeting reflecting, among other things, all actions taken by the Committee should be recorded by the Secretary to the Committee. The Committee shall report to the Board at the first board meeting following each such Committee meeting.

The Company’s independent public accountants shall attend at least one of the Committee’s meetings each year. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide each of management and the independent public accountants with appropriate opportunities to meet privately with the Committee.

Duties and Responsibilities

The duties of the Committee shall include the following:

•	Review the results of the quarterly reviews and year-end audit of the Company, including:

•	The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q to be filed with SEC, the management recommendation letter on accounting procedures and controls prepared by the independent public accountants, and any other material written communications or reports and management’s responses concerning such reports;

•	Any material accounting issues identified by management or the independent public accountants; and

•	All matters required to be communicated by the independent public accountants to the Committee under generally accepted auditing standards, as amended.

•	Review and approve all transactions between the Company and (a) its officers and directors (other than such agreements that are directly related to such officers or directors employment or service with the Company, such as employment agreements, option agreements, and severance agreements, provided that any consulting agreement with a director shall require the approval of the Audit Committee), (b) 5% shareholders, and (c) any entity for which any officer or director of the Company serves as an officer or director.

•	Review with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators and discuss alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management the Company’s use of “pro forma” or “adjusted” non-GAAP information, if any, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Ensure that the Company’s independent public accountants submit on a periodic, but not less than annual, basis to the Committee a written statement delineating all relationships between the accountants and the Company, and discuss with the accountants any disclosed relationships that may impact the objectivity and independence of the accountants with the objective of ensuring the continuing objectivity and independence of the accountants.

•	Pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Meet annually with counsel when appropriate to review legal and regulatory matters, if any, that could have a material impact on the financial statements.

•	Establish, review, and update periodically a Code of Ethical Conduct, and ensure that management has established a system to enforce this Code.

•	Make a periodic, but not less than annual, review of this Charter.

•	Prepare a report to the stockholders of the Company to be included in the Company’s annual proxy statement.

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

VIROPHARMA INCORPORATED

2004 Annual Meeting of Stockholders – May 21, 2004

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED

BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michel de Rosen and Thomas F. Doyle, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to appear at the Annual Meeting of Stockholders of ViroPharma Incorporated to be held on May 21, 2004 and at any postponement or adjournment thereof, and to vote all of the shares of ViroPharma Incorporated that the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

ELECTION OF CLASS II DIRECTORS FOR A TERM OF THREE YEARS:

01-Michel de Rosen	FOR ☐	WITHHOLD AUTHORITY ☐
02-William Claypool, M.D.	FOR ☐	WITHHOLD AUTHORITY ☐

(Please date and sign on reverse side)

"            cut here            "

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election as directors nominees named on this proxy card.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Receipt of the Company’s 2003 Annual Report and the Notice of the 2004 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

Date:                                         , 2004

Signature(s)

Please sign your name exactly as it appears hereon, indicating any official position or representative capacity. If Shares are registered in more than one name, all owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

"            cut here            "

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

----------------------------------------------

----------------------------------------------

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.